Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Dril-Quip, Inc.

Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-118876), Form S-8

(No. 333-68976), and Form S-8 (No. 333-47453) of Dril-Quip, Inc. of our report dated February 26, 2014, relating to the consolidated financial statements and the effectiveness of Dril-Quip, Inc.’s internal control over financial reporting, which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

/s/ BDO USA, LLP

Houston, Texas
February 26, 2014